SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

FILED BY REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ] CHECK THE APPROPRIATE BOX:
[  ] PRELIMINARY PROXY STATEMENT
[X ] DEFINITIVE PROXY STATEMENT
[  ] DEFINITIVE ADDITIONAL MATERIALS
[  ] SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12

                        BENIHANA INC.
           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        BENIHANA INC.
            (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X ] $125 PER EXCHANGE ACT RULE 0-11(C)(1)(II), 14A-6(I)(1), OR 14A-6(J)(2).
[ ] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14A-6(I)(3).
[  ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

1)TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:


2)AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:


3)PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:1


4)PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:


[ ]CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

1)AMOUNT PREVIOUSLY PAID:


2)FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:


3)FILING PARTY:


4)DATE FILED:


- --------
1  SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS
   CALCULATED AND STATE HOW IT WAS DETERMINED.

                                BENIHANA INC.



               NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders:


        The Annual Meeting of the Stockholders of BENIHANA INC. (the "Corporation") will be held at the Benihana Restaurant, 8727 S. Dixie Highway, Miami, Florida 33143, on July 19, 1996, at 10:00 a.m. for the following purposes:

                1.       For the election of Directors as follows (Proposal 1):

                For the holders of the Corporation's Class A Common Stock, to elect one Class I director for a term of three years;

                For the holders of the Corporation's Common Stock, to elect one Class I director for a term of three years and one Class III director for a term of two years.

                2. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to approve the adoption of the 1996 Class A Stock Option Plan (Proposal 2).

                3. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 30, 1997 (Proposal 3).

                4. For the holders of the Corporation's Common Stock and Class A Common Stock, voting together as a single class, to consider a stockholder proposal to recommend that the two classes of common stock be combined into a single class, which proposal is opposed by the Board of Directors (Proposal 4).

                5. To transact such other business as may properly be brought before the Annual Meeting.

        Stockholders of record at the close of business on Thursday, May 23, 1996 shall be entitled to notice of, and to vote at, the Annual Meeting as provided above. A copy of the Annual Report to Stockholders for the fiscal year ended March 31, 1996 is enclosed herewith.

        You are cordially invited to attend the Annual Meeting. Whether or not you plan to be present, kindly complete, date and sign the enclosed forms of proxy with respect to all shares of Common Stock and Class A Common Stock which you may own and mail them promptly in the enclosed return envelope to assure that your shares of Common Stock and Class A Common Stock are represented. This may save the Corporation the expense of further proxy solicitation. If you own shares of both the Common Stock and Class A Common Stock, you will receive two proxies, each of which must be dated, signed and returned as described above. If you do attend the Annual Meeting, you may revoke your prior proxy and vote your shares in person if you wish.


Dated:          June 12, 1996

                       By Order of the Board of Directors



                                            Darwin C. Dornbush
                                            Secretary

                                  BENIHANA INC.
                          8685 Northwest 53rd Terrace
                             Miami, Florida  33166



                                PROXY STATEMENT
                                      for
                          Annual Meeting of Stockholders
                            To Be Held on July 19, 1996




                Your proxies are solicited by the Board of Directors of Benihana Inc. (the "Corporation") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Benihana Restaurant, 8727 S. Dixie Highway, Miami, Florida, 33143 at 10:00 a.m. on Friday, July 19, 1996 and at any adjournment or adjournments thereof for the purposes set forth in the attached Notice of Meeting. This Proxy Statement and the forms of proxy are being mailed to stockholders on or about June 12, 1996.

                The record date for determining the holders of the Corporation's Common Stock, par value $.10 per share ("Common Stock"), and Class A Common Stock, par value $.10 per share ("Class A Stock"), entitled to notice of and to vote at the Meeting is the close of business on May 23, 1996.

                At the Meeting, two Class I Directors are to be elected, each to serve for a term of three years, and one Class III Director is to be elected to serve for a term of two years, and until their respective successors have been duly elected and qualified. (Proposal 1). The holders of the Corporation's Common Stock are to vote separately as a class (with each share of Common Stock having one vote per share) to elect one Class I Director and the Class III Director. The holders of the Corporation's Class A Stock are to vote separately as a class (with each share of Class A Stock having one vote per share) to elect the other Class I director.

                Holders of the Common Stock and Class A Stock are also being asked to approve the adoption of the 1996 Class A Stock Option Plan (the "1996 Plan") (Proposal 2), to ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Corporation for the fiscal year ending March 30, 1997 (Proposal 3) and to consider a stockholder proposal to recommend that the two classes of the Corporation's common stock be combined into a single class (Proposal 4), in the case of each such proposal, voting together as a class (with each share of Class A Stock having 1/10 vote per share and with each share of Common Stock having one vote per share).

                The Board of Directors recommends that the holders of the Common Stock and Class A Stock vote FOR the election of the nominees for Class I Directors and Class III Director of the Corporation named herein (Proposal 1), FOR the approval of the adoption of the 1996 Plan (Proposal 2), FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal 3) and AGAINST the stockholder proposal to recommend the combination of the two classes of the Corporation's common stock (Proposal
4).

                Any proxy given pursuant to this solicitation may be revoked at any time by the stockholder giving it, insofar as it has not been exercised, by delivery to the Assistant Secretary of the Corporation of a written notice of revocation bearing a date later than the proxy, by submission of a later dated and properly executed proxy, or by voting in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to Benihana Inc., 8685 Northwest 53rd Terrace, Miami, Florida 33166, Attention: Juan Garcia, Assistant Secretary.

                The voting securities of the Corporation consist solely of the Common Stock and Class A Stock, of which 3,516,016 shares and 2,316,300 shares, respectively, were issued and outstanding on May 23, 1996, the record date for determining the stockholders entitled to a vote at the Meeting.

                Shares represented at the Meeting by properly executed proxies will be voted in accordance with the instructions indicated in such proxies unless such proxies have previously been revoked. If no instructions are indicated such shares will be voted (i) FOR the election of the two nominees of the Board of Directors for the position of Class I Directors and the election of the nominee of the Board of Directors for the position of Class III Director (Proposal 1),

(ii) FOR the approval of the adoption of the 1996 Plan (Proposal 2), (iii) FOR the ratification of Deloitte & Touche LLP as the independent public accountants of the Corporation (Proposal 3), and (iv) AGAINST the stockholder proposal to recommend the combination of the two classes of the Corporation's common stock (Proposal 4).

                The Board of Directors is not aware of any other matters to be brought before the Meeting. If, however, other matters are properly presented, proxies representing shares of Common Stock and Class A Stock will be voted on such matters in accordance with the best judgment of the proxy holders.

                Votes at the meeting will be tabulated by two independent inspectors of election appointed by the Corporation or the Corporation's transfer agent. As a plurality of votes cast is required for the election of directors, abstentions and broker non-votes will have no effect on the outcome of such election. As the affirmative vote of a majority of votes represented by the Common Stock and Class A Stock (voting together as a class, with each share of Common Stock having one vote and each share of Class A Stock having 1/10 vote) in person or represented by proxy is necessary for the approval of Proposal 2 (the approval of the adoption of the 1996 Plan), Proposal 3 (the ratification of the Corporation's auditors) and Proposal 4 (the stockholder proposal to recommend the combination of the two classes of common stock), an abstention will have the same effect as a negative vote but "broker non-votes" will have no effect on the outcome of the vote.

                Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may vote those shares in their discretion, depending on the type of proposal involved. The Corporation believes that, in accordance with New York Stock Exchange rules applicable to such voting by brokers, brokers will have discretionary authority to vote with respect to any shares as to which no instructions are received from beneficial owners with respect to the election of directors and Proposal 3 but will not have such discretionary authority with respect to Proposals 2 and 4. Shares as to which brokers have not exercised such discretionary authority or received instructions from beneficial owners are considered "broker non-votes."


                       PROPOSAL 1:  ELECTION OF DIRECTORS

                The Corporation's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the term of office of one class expiring each year. The current directors have been elected to the classes set forth opposite their names below. The terms of office of Robert B. Greenberg and Taka Yoshimoto as Class I Directors will expire at the Meeting. Messrs. Greenberg and Yoshimoto are proposed to be re-elected as Class I Directors, each to hold office for a three year term as set forth in the Corporation's Certificate of Incorporation and until his successor shall have been duly elected and qualified. The term of office of Darwin C. Dornbush as a Class III director will also expire at the Meeting because Mr. Dornbush was appointed as a director by the Board of Directors and, under the Corporation's Certificate of Incorporation, directors appointed by the Board serve only until the next annual meeting of stockholders. Mr. Dornbush is proposed to be re-elected as a Class III Director to hold office for a two year term as set forth in the Corporation's Certificate of Incorporation and until his successor shall have been duly elected and qualified.

                The Corporation's Certificate of Incorporation also provides that when the Board of Directors is divided into at least two classes, as is presently the case, the holders of the Class A Stock vote separately as a class to elect 25% (or the next higher whole number) of each class of the Board; provided, however, the number of directors so elected by the holders of the Class A Stock may not exceed 25% (or the next higher number) of the entire Board and holders of the Class A Stock do not vote for the election of directors at any meeting of stockholders if the terms of offices of directors so elected by such holders representing at least 25% of the Board of Directors do not expire at such meeting. Holders of the Common Stock vote separately as a class for the remainder of each class of the Board. The Board of Directors currently consists of seven members, of which two members (25% of the Board, rounded to the nearest whole director) are Class A Directors. Messrs. Robert B. Greenberg, a Class I Director, and John E. Abdo, a Class II Director, currently serve as Class A Directors.

                At the Meeting, holders of the Class A Stock will vote separately as a class with respect to the election of the Class I Director designated as a Class A Director, Robert B. Greenberg. Holders of the Common Stock will vote separately as a class with respect to the election of the other Class I Director, Taka Yoshimoto and with respect to the election of the Class III director, Darwin C. Dornbush.

                The persons named as proxies in the enclosed form of proxy have been selected by the Board of Directors. It is intended that the shares represented by the proxies, unless authorization is withheld, shall be voted for the election as Directors of the nominees set forth in the following table, who have been designated by the Board of Directors and who are presently Directors of the Corporation. Although it is not contemplated that such nominees will be unable to serve, should such a situation arise prior to the balloting at the Meeting, the persons named in the proxy will vote the shares represented by the proxy for such substitute nominee(s) as they deem advisable.

                The following table sets forth certain information with respect to the nominees for the position of Class I and Class III Directors:


      Name                      Age           Position with the Corporation

Robert B. Greenberg (1)         52            Class I Director

Taka Yoshimoto (2)              50            Class I Director, Executive
                                              Vice President Operations

Darwin C. Dornbush (3)          66            Class III Director


(1) Mr. Greenberg is currently, and has been since mid-1994, the President and a Director of Sterling Vision, Inc., and Sterling Vision of California, Inc., the franchisor of the Sterling Optical, Ipco Optical, Site for Sore Eyes, and other optical chains. For the five years prior thereto, Mr. Greenberg served as President of Natural Licensing Cosmetics, Inc., and its predecessor, the licensor of i-Natural cosmetic products. Mr. Greenberg has served as a director of the Corporation since May, 1995 and served as a director of Benihana National Corp. ("BNC"), a predecessor of the Corporation since 1983. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(2) Mr. Yoshimoto has served as Executive Vice President and a director of the Corporation since May, 1995. He served as Executive Vice president of BNC from 1989 to 1995 and as the Director of Operations from June 1985 until August 1989. Mr. Yoshimoto served as a director of BNC since 1990.

(3) Mr. Dornbush is currently and has been for more than the past five years a partner in the law firm of Dornbush Mensch Mandelstam
         & Schaeffer, LLP. He has served as the Secretary and a Director of the Corporation since 1995, as Secretary of BNC since 1983 and as Secretary and a Director of Benihana of Tokyo, Inc. ("BOT") since 1980. Mr. Dornbush is also a director of Cantel Industries, Inc.


         The following table sets forth certain information with respect to the remaining Class II and Class III Directors, each of whom will continue in office, and the executive officers of the Corporation.


                Name          Age        Position with the Corporation

Rocky H. Aoki (1)             57         Class III Director,
                                           Chairman of the Board

Joel A. Schwartz (2)          55         Class III Director, President

Irwin K. Chapman (3)          68         Class II Director

John E. Abdo (4)              52         Class II Director

Michael R. Burris (5)         46         Vice President - Finance and Treasurer

No  executive  officer of the  Corporation  has any family  relationship  to any other.
- ----------------

(1) Mr. Aoki has been Chairman of the Board of Directors of the Corporation since May, 1995. He has been the Chairman and Chief Executive Officer of BOT, since its incorporation in 1963, and beneficially owns all of its outstanding stock. See "CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS." Mr. Aoki has served as Chairman of the Board of Directors of BNC since its organization in 1982.

(2) Mr. Schwartz has been President and a Director of the Corporation since May, 1995. He has served as President and Director of BNC since 1982 and served as the Executive Vice President of BOT from September 1980 until May 1983.

(3) Mr. Chapman is and has been for more than the past five years, an independent financial consultant. Mr. Chapman has served as a director of the Corporation since May, 1995, and as a director of BNC since 1983.

(4) Mr. Abdo is currently, and has been for more than the past five years, President of Wellington Construction & Realty, Inc., a real estate development and construction company headquartered in South Florida. Mr. Abdo is also Vice Chairman of the Board of Directors and Chairman of the Executive Committee of BankAtlantic Bancorp, Inc., the holding company for BankAtlantic. Mr. Abdo is Vice Chairman of the Board of Directors and Chairman of the Executive Committee for BankAtlantic, FSB. Mr. Abdo is Vice Chairman of the Board of Directors of BFC Financial Corporation, the controlling stockholder of BankAtlantic Bancorp, Inc. Additionally, Mr. Abdo is Chairman of the Board of Coconut Code, Inc., a computer software company specializing in the restaurant industry. Mr. Abdo has served as a director of the Corporation since May, 1995, and as a director of BNC since 1990.

(5) Mr. Burris was appointed as Vice President - Finance and Treasurer of the Corporation and BNC effective January 1, 1995. Through October, 1994 and for the five years prior thereto, Mr. Burris was a partner with the accounting firm of Deloitte & Touche LLP and its predecessor.


                    COMMITTEES; MEETINGS OF THE BOARD OF DIRECTORS

         The Corporation has a Compensation Committee, an Audit Committee and a Stock Option Committee. Each such committee consists of directors who are not employed by the Corporation: Robert B. Greenberg and Irwin K. Chapman in the
case of the Audit Committee, Robert B. Greenberg, John E. Abdo and Darwin C. Dornbush in the case of the Compensation Committee and Irwin Chapman and John E. Abdo in the case of the Stock Option Committee. The Audit Committee reviews the arrangements and scope of the Corporation's year-end audit, reviews the Corporation's internal accounting practices and controls and the recommendations of the Corporation's auditors and makes recommendations to management based on its review. The Compensation Committee reviews and approves management compensation and the Stock Option Committee administers the Corporation's Stock Option Plans. The Audit Committee met on 3 occasions and the Compensation Committee and Stock Option Committees met on 1 occasion during the fiscal year ended March 31, 1996.

         During the fiscal year ended March 31, 1996, there were 3 meetings of the Board of Directors. No Director attended fewer than 75% of the meetings of the Board.


                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is information relating to the beneficial ownership of the Corporation's Common Stock and Class A Stock by all persons known by the Corporation to own beneficially more than 5% of the Corporation's Common Stock and Class A Stock issued and outstanding as at May 23, 1996 and by all executive officers and directors of the Corporation. Except as otherwise noted, the named person owns directly and exercises sole voting power and investment discretion over the shares listed as beneficially owned by such person.



                                                    COMMON STOCK

Name (and address if applicable of                 Position with              Amount and Nature of
Beneficial Owners, Officers and Directors          the Corporation            Beneficial Ownership         Percent of Class
- -----------------------------------------          ---------------            --------------------         ----------------
Benihana of Tokyo, Inc.                            Stockholder                1,830,405(1)                 52.1%
8685 Northwest 53rd Terrace
Miami, Florida 33166

Trust U/W Vincent Terranova                        Stockholder                547,136                      15.6%
33 South Park Terrace
Congers, New York 10920

Carl J. Terranova                                  Stockholder                252,350                      7.2%
159 Chrystie Street
New York, NY 10002

Rocky  H. Aoki                                     Chairman of the            7,500(1)                     *
                                                   Board/Director

Joel A. Schwartz                                   President/Director         47,510(2)                    1.3%

Irwin K. Chapman                                   Director                   17,000(3)                    *

Robert B. Greenberg                                Director                   10,440(4)                    *

Taka Yoshimoto                                     Executive Vice             7,000(5)                     *
                                                   President-Restaurant
                                                   Operations/Director

John E. Abdo                                       Director                   21,250(6)                    *

Michael Burris                                     Vice President             25,000(7)                    *

Darwin C. Dornbush                                 Secretary                  1,000(1,8)                   *

All (8) directors and                                                         1,967,105(1,9)                54.4%
officers as a group

                              CLASS A COMMON STOCK



Name (and address if applicable) of                   Position with             Amount and Nature of
Beneficial Owners, Officers and Directors             the Corporation           Beneficial Ownership         Percent of Class
- -----------------------------------------             ---------------           --------------------         ----------------
Benihana of Tokyo, Inc.                               Stockholder               300,000(1, 10)               13.0%
8685 Northeast 53rd Terrace
Miami, Florida 33166

Carl J. Terranova                                     Stockholder               340,300                      14.7%
159 Chrystie Street
New York, NY  10002

Trust U/W Vincent Terranova                           Stockholder               523,500                      22.6%
33 South Park Terrace
Congers, New York 10920

Kennedy Capital                                       Stockholder               324,600                      14.0%
  Management
10829 Olive Boulevard
St. Louis, Missouri 63141

Rocky  H. Aoki                                        Chairman of the            23,100(1)                   1.0%
                                                      Board/Director
John E. Abdo                                          Director                  242,000(11)                 10.4%

Michael Burris                                        Vice President -            3,500                       *
                                                      Finance
All (8) officers and directors                                                  568,600(1,11)               24.5%
as a group

*   less than 1%.

(1) Rocky H. Aoki, who is Chairman of the Board and a director of BOT and the Corporation, is the beneficial owner of all of the outstanding shares of the capital stock of BOT (the "BOT Stock"). The BOT Stock is held in a voting trust of which Messrs. Aoki, Darwin C. Dornbush, the Secretary and a Director of the Corporation, and Katsu Aoki, Mr. Aoki's mother, are the trustees. By reason of such position such individuals may be deemed to share beneficial ownership of the BOT Stock and the shares of the Corporation owned by BOT.

(2) Includes 10 shares owned by Mr. Schwartz's son, as to which Mr. Schwartz disclaims beneficial interest. Includes options to acquire 32,500 shares which Mr. Schwartz currently has the right to exercise.

(3) Includes 16,250 shares subject to stock options owned by Mr. Chapman which are exercisable within 60 days; does not include 1,250 shares subject to stock options not exercisable within 60 days.

(4) Includes 640 shares owned by Mr. Greenberg's wife and 8,750 shares subject to options owned by Mr. Greenberg which are exercisable within 60 days; does not include 1,250 shares subject to options not exercisable within 60 days.

(5) Includes 5,000 shares subject to options owned by Mr. Yoshimoto which are currently exercisable.

(6) Includes 11,250 shares subject to options owned by Mr. Abdo which are exercisable within 60 days; does not include 1,250 shares subject to options not exercisable within 60 days.

(7) Comprised of 25,000 shares subject to options owned by Mr. Burris which are currently exercisable.

(8) Does not include 12,500 shares subject to options owned by Mr. Dornbush which are not exercisable within 60 days.

(9) Includes an aggregate of 98,750 shares of Common Stock subject to options owned by such directors and officers which are exercisable within 60 days; does not include 16,250 shares subject to options not exercisable within 60 days.

(10) Comprised of 300,000 shares receivable upon conversion of 2,000 shares of the Corporation's Convertible Preferred Stock owned by BOT.

(11) Includes 200,000 shares subject to a currently exercisable warrant owned by a trust, of which Mr. Abdo is the sole trustee and beneficiary. This Warrant was purchased from a third party in a private transaction.

         Rules promulgated by the Securities and Exchange Commission (the "SEC") govern the reporting of securities transactions by directors, executive officers and holders of 10% or more of the Corporation's Common Stock or Class A Stock. Based solely upon its review of copies of reports filed with the SEC and received by the Corporation, the Corporation believes that its directors and executive officers have filed all required reports on a timely basis, but it does not appear that such reports were filed during the fiscal year ended March 31, 1996 by Carl J. Terranova and Trust U/W Vincent Terranova who are holders of 10% or more of one or more classes of the Corporation's common stock. The holdings of each such stockholder were, however, reported on Schedules 13G filed with the SEC for the fiscal year ended March 31, 1996

                            EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended March 31, 1996, March 26, 1995 and March 27, 1994, compensation paid by the Corporation and its predecessors (including salaries attributed to the restaurants acquired from BOT in 1995; See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS") to the Chief Executive Officer and to the other executive officers of the Corporation who received more than $100,000 in salary and bonus during fiscal year 1996, including salary, bonuses, stock options and certain other compensation:

                           SUMMARY COMPENSATION TABLE
                              Annual Compensation
                                                                                       Long Term Compensation(1)

Name and Principal Position         Year             Salary             Bonus             Payouts(1)            Options
- ---------------------------         ----             ------             -----             ----------            -------
                                                        $                 $                   $                    #
Rocky H. Aoki, Chairman of          1996             350,000            10,000
the Board(2)                        1995             350,000                                                     7,500
                                    1994             500,000
Joel A. Schwartz, President(3)      1996             247,884             8,500
                                    1995             188,462                                                     7,500
                                    1994             188,462
Taka Yoshimoto, Executive           1996             127,404             7,000
Vice President(4)                   1995              91,538                                                     5,000
                                    1994              91,538
Michael R. Burris, Vice             1996             127,404             3,500                                  10,000
President - Finance and             1995              50,481(5)                                                 15,000
Treasurer(4)


(1) The Corporation has a long term Administrative Incentive Compensation Plan and Employee Stock Option Plans described herein. No awards were made prior to March 31, 1996 under the Administrative Incentive Compensation Plan. The Corporation does not award stock appreciation rights or restricted stock awards.

(2) Pursuant to the terms of an employment agreement with the Corporation executed on March 18, 1986 and amended as of February 9, 1990, Mr. Aoki, the Chairman of the Board of the Corporation, was employed by BNC at an annual salary of $200,000. That agreement, as amended, expired on March 31, 1995. Effective May 15, 1995 the Corporation entered into a new five year employment agreement that calls for annual compensation of $350,000. The Corporation is the beneficiary of a $5,000,000 key-man life insurance policy on Mr. Aoki's life. Proceeds of any such insurance may not entirely eliminate the adverse effect to the Corporation from the loss of Mr. Aoki's services. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. The agreement also provides that if the Corporation should experience a "change-in-control" (as defined), Mr. Aoki will have the right to terminate his employment and receive severance pay equal to his base compensation for the remainder of the term of the agreement. Mr. Aoki is prohibited from competing with the Corporation for a period of three years after any termination of his employment with the Corporation.

(3) Joel Schwartz, the President of the Corporation, is employed by the Corporation on a full-time basis at an annual salary of $230,000, pursuant to the terms of a five year employment agreement with the Corporation entered into effective May 15, 1996. The agreement provides for annual salary increases based on cost-of-living adjustments and bonuses and additional salary increases as may be determined by the Board from time to time. Mr. Schwartz is prohibited from competing with the Corporation for a period of one year after any termination of his employment with the Corporation.

(4) Pursuant to the terms of an Employment Agreement entered into as of April 1, 1995, Mr. Yoshimoto, Executive Vice President of the Corporation, is employed at an annual salary of $125,000. Pursuant to the terms of an Employment Agreement entered into as of January 1, 1995, Mr. Burris, Vice President of Finance and Treasurer of the Corporation, is employed at an annual salary of $125,000. Messrs. Yoshimoto and Burris are each prohibited from competing with the Corporation for a period of one year after certain terminations of employment with the Corporation.

(5)      Mr. Burris' employment with the Corporation commenced January 1, 1995.

Stock Options

         The Corporation maintains an active stock option plan for employees, the 1994 Employees' Stock Option Plan (the "1994 Plan"), and a second active plan for directors, the Directors' Stock Option Plan (the "Directors' Plan), see "Directors' Compensation." The 1994 Plan makes available for grant options to purchase 500,000 shares of Common Stock; of such options, options to purchase 10,000 shares have been granted and options to purchase 490,000 shares are available for grant. As of March 31, 1996, options to purchase 67,400 shares of Common Stock were outstanding under previous employee stock option plans of the Corporation.

         The purpose of the 1994 Plan is to enable the Corporation to attract, retain and motivate key employees and directors by providing them an equity participation in the Corporation. Employees of BOT are also eligible to participate in the 1994 Plan. The 1994 Plan provides for incentive stock options (ISO's) under Section 422A of the Internal Revenue Code of 1986, as amended, and for options which are not ISO's. Options granted under the 1994 Plans may not have terms exceeding ten years and, in the case of the options which are ISO's, may not provide for an option exercise price of less than 100% of the fair market value of the Corporation's Common Stock on the day of the grant. In the 1995 merger of BNC into a subsidiary of the Corporation (the "Reorganization"), each option to purchase shares of BNC stock under BNC's stock option plans automatically became an outstanding option to purchase an equal number of shares of Common Stock of the Corporation at the price provided by such options.

         The following information is furnished for the fiscal year ended March 31, 1996 with respect to the only executive officer of the Corporation who was granted stock options during the fiscal year ended 1996 that received more than $100,000 in salary and bonuses during the fiscal year ended 1996. The following options were granted under the 1994 Plan on October 21, 1995 pursuant to an employment contract with Mr. Burris.

                                      % of Total
                                        Options                                             Potential Realized Value at
                        Number        Granted to                                              Assumed Annual Rates of
                          of         Employees in       Option          Expiration            Stock Appreciation for
                       Options       Fiscal Year        Price              Date                     Option Term
                       -------       ------------       ------          ----------          ---------------------------

                                                                                              5%             10%
                                                                                              --             ---
Michael Burris          10,000           100%           $10.25       October 31, 2005       $64,500        $163,500



                                      8


Aggregated Option Exercise in Fiscal 1996 and Fiscal Year End Option Values

         The following information is furnished for the fiscal year ended March 31, 1996 for stock option exercises during such fiscal year and the value realized upon exercise and redemption of the named executive officers during the fiscal year ended March 31, 1996 and the value of outstanding options held of such executive officer as of March 31, 1996.

                                                              Number of Unexercised          Value of Unexercised in the
                                                               Options at 3/31/96              Money Options at 3/31/96
                         Shares                               ---------------------          ---------------------------
                       Acquired On        Value                                Non-                              Non-
       Name           Exercise (#)     Realized ($)    Exercisable (#)   Exercisable (#)   Exercisable ($)  Exercisable ($)
       ----           ------------     ------------    ---------------   ---------------   ---------------  ---------------
Rocky H. Aoki            7,500           48,150            -0-                 -0-             -0-              -0-
Joel A. Schwartz          -0-              -0-            32,500               -0-           237,813            -0-
Taka Yoshimoto            500            1,250             5,000               -0-            41,875            -0-
Michael R. Burris         -0-              -0-            25,000               -0-            86,875            -0-

Deferred Compensation Plans

         In fiscal 1996 the Corporation implemented a deferred compensation plan whereby certain key executives may elect to defer up to 20% of their salary and up to 100% of their bonus until retirement or age 55, whichever is later, disability or death. Employees may select from various investment options from their account balances. Investment earnings are credited to their accounts.

Incentive Plan

         Restaurant Incentive Plan. The Corporation maintains an incentive bonus program under which certain of its administrative and restaurant employees, based on their performance, may be eligible for cash rewards.

         Under the restaurant incentive program, the awards are divided among restaurant management personnel and chefs who have been determined to have contributed significantly to the Corporation's operating goals. In addition, incentive bonuses of small numbers of shares of Common Stock are also offered to selected restaurant employees.

         Administrative Incentive Compensation Plan. Under the Administrative Incentive Compensation Plan, awards are allocated to employees in its Miami headquarters, including executive officers, if the Corporation exceeds a certain targeted return on equity. The purpose of the plan is to align the interests of management and the Corporation's stockholders by providing incentives, which are directly related to identified operating objectives, to the officers and administrative employees of the Corporation and its subsidiaries upon whose judgment, initiative and efforts the Corporation largely depends for the successful conduct of its business. Awards are made by the Compensation Committee of the Board of Directors and the senior management of the Corporation out of a bonus pool which is a predetermined percentage of the amount by which the Corporation's Net Income After Taxes exceeds the amount required for the targeted return on equity. For awards in excess of $1,000, one third of the amounts awarded is paid immediately to the employee and the remaining two thirds is payable over the succeeding two years. Amounts allocated under the plan may be taken in cash, deferred in a non-qualified deferred compensation plan, or be used to purchase the Corporation's Common Stock at 85% of its market value.

         For purposes of this Plan, the return on equity is computed by dividing after tax income (computed before allocations to the Incentive Compensation
Plan) by the amount of stockholders' equity as of the beginning of the year. The target rate of return on equity, which is approved annually by the Compensation Committee of the Board of Directors, was 15% for the fiscal year ended March 31, 1996 which rate represented a Net Income After Taxes of $1,831,000. For the fiscal year ended March 31, 1996, $503,000 was accrued under the plan for payment of bonuses to employees, including executive officers. As of the date hereof, no allocation of this bonus pool to participants has been made. The amount of the cash award for any individual is capped at 50% of the employee's eligible salary, which is defined as the amount of ordinary salary less 40% of the FICA salary base.

Directors' Compensation

         Non-employee directors of the Corporation receive directors fees of $7,500 a year plus $650 for each meeting attended and $500 for each committee meeting attended. All directors are reimbursed for expenses incurred on behalf of the Corporation.

         In addition, each director who is not an employee of the Corporation participates in the Directors' Plan pursuant to which options to purchase 2,500 shares of Common Stock at $2.875 per share were granted to each such non-employee director on February 11, 1994 and additional options to purchase 2,500 shares of Common Stock at $7.375 were granted to each such non-employee director on May 1, 1995, and pursuant to which options to purchase an additional 2,500 shares of Common Stock will be automatically granted annually to each such non-employee director on the date of the Corporation's Annual Meeting of Stockholders. Each option granted under the Director's Plan has an exercise price equal to the fair market value of the Common Stock on the date of grant, is for a term of 10 years and becomes exercisable as to 50% of the number of shares covered thereby on each of the first two anniversaries of the date of grant. The Directors' Plan authorizes the grant of options to purchase an aggregate of 50,000 shares of Common Stock; as of March 31, 1996, options to purchase an aggregate of 15,000 shares of Common Stock had been granted under the Directors' Plan.

                    Compensation Committee Interlocks
                    and Insider Participation

         The Corporation's Compensation Committee consists of each of John E. Abdo, Robert Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors.

         Effective July 1, 1992, the Corporation licensed a computer software program from Coconut Code, Inc. for use in performing certain accounting functions. The license requires the Corporation to pay an aggregate license fee of approximately $63,000 over the 48-month period commencing July 1, 1992. Mr. John E. Abdo, a director of the Corporation, and a member of the Compensation Committee, is the Chairman of the Board of Coconut Code, Inc. and beneficially owns approximately 32.667% of its common equity. Management believes that the terms of the license agreement are competitive for comparable computer software systems.


                       REPORT ON EXECUTIVE COMPENSATION BY THE
                  COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         Compensation Policy. The Corporation's Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries, raises and bonuses. In addition, the Corporation's Stock Option Committee is responsible for administering the Corporation's Employee Stock Option Plans. The Compensation Committee consists of each of John E. Abdo, Robert B. Greenberg and Darwin C. Dornbush, each of whom is a non-employee member of the Corporation's Board of Directors. The Stock Option Committee consists of Irwin K. Chapman and Robert B. Greenberg.

         The policy of the Compensation Committee is to recommend compensation for the Corporation's Chief Executive Officer and the Corporation's other executive officers, reflecting the contribution of such executives, to the Corporation's growth in sales and earnings, and the implementation of the Corporation's strategic plans for growth. In addition, in order to assure the Corporation's ability to attract and retain managerial talent, an attempt is made to keep compensation competitive with compensation offered by other restaurant companies of comparable quality, size and performance.

         Long-term incentive compensation policy consists of the award of stock options under the Corporation's stock option plans, which serve to identify the reward for executive performance with increases in value for stockholders and bonuses under the Corporation's Administrative Incentive Compensation Plan.

         Corporation's Performance and Chief Executive Officer Compensation. Executive compensation for the fiscal year ended March 31, 1996 consisted of base salary and bonus. The Compensation Committee met on 1 occasion during such fiscal year. All compensation paid to the Chief Executive Officer and to the Corporation's other executive officers during the fiscal year ended March 31, 1996 was in accordance with the terms of written employment agreements with such officers. New employment agreements, reflecting increased based salary, were entered into with each of Messrs. Aoki, Schwartz and Yoshimoto during the fiscal year. These new agreements reflect the increased responsibilities resulting from the acquisition of 17 Corporation owned and 4 licensed restaurants from BOT in May, 1995, which acquisition increased the scope of the Corporation's operations. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The Stock Option Committee awarded stock options only to Mr. Burris during such fiscal year. Such award was required by Mr. Burris' Employment Agreement.


              Compensation Committee and Stock Option Committee

                                                John E. Abdo
                                                Irwin K. Chapman
                                                Robert B. Greenberg
                                                Darwin C. Dornbush



                           PERFORMANCE GRAPH


Comparision of five year cumulative return* among Benihana Inc., The NASDAQ stock market-US index and a peer group

                            Mar-91  Mar-92   Mar-93   Mar-94   Mar-95   Mar-96
Benihana Inc.                  100     133      181      229      552      886
NASDAQ stock market-US         100     127      147      158      176      239
Peer group                     100      91       67       79       54       38

*$100 invested on 03/31/91 in stock or index-including reinvestment of dividends.
Fiscal year ending March 31.

This Peer Group consists of Sizzler International Inc. (SZ), Max & Erma's Restaurants, Inc. (MAXE), Ark Restaurants Corp. (ARKR) and Chart House Enterprises Inc. (CHT).


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         BOT and Mr. Rocky H. Aoki, collectively, own shares which have approximately 52% of the votes represented by the Corporation's Common Stock, which class elects 75% of the directors and, therefore, BOT and Mr. Aoki are able to control the Corporation through the election of a majority of its directors. The exercise of currently outstanding warrants to purchase shares of Class A Stock will not substantially diminish BOT's voting control of the Corporation.

         Rocky H. Aoki, the Chairman of the Board of Directors of the Corporation, beneficially owns all of the outstanding stock of BOT. Mr. Aoki's shares in BOT are subject to a voting trust agreement. The trustees (any two of whom have the power to vote the shares) are Mr. Aoki, Katsu Aoki (Mr. Aoki's mother), and Darwin C.
Dornbush, the Secretary and a Director of the Corporation.

         The Corporation originally acquired a substantial portion of its assets (including 11 Benihana restaurants) from BOT in 1983. On May 15, 1995 the Corporation, pursuant to the terms of an Agreement and Plan of Reorganization dated as of December 27, 1994 and amended as of March 17, 1995 (the "Reorganization Agreement") by and among the Corporation, BNC Merger Corp., a Delaware corporation and the Corporation's wholly owned subsidiary ("Mergerco"), BNC, and BOT, acquired 17 company-owned and 4 licensed Benihana restaurants (the "BOT Restaurants") from BOT and all rights to the Benihana name and BOT's trade names, service marks and proprietary systems in the United States (except for rights related to the State of Hawaii described below) and Central and South America and the islands in the Caribbean Sea (the "Territory") for consideration consisting of (i) $3,000,000 in cash, (ii) 2,000 shares of the Corporation's Series A Convertible Preferred Stock which has an aggregate liquidation preference of $2,000,000 and is convertible into 300,000 shares of the Corporation's Class A Stock, (iii) 76,905 shares of the Corporation's Common Stock and (iv) a 7 1/2%, 5-year, unsecured promissory note of the Corporation in the principal amount of $650,000. In addition the Corporation assumed the ordinary course of business liabilities of BOT relating to the BOT Restaurants of approximately $6,307,000 (including capitalized lease obligations) at May 15, 1995. Simultaneously therewith and also pursuant to the Reorganization Agreement, Mergerco was merged into BNC and BNC became a wholly owned subsidiary of the Corporation. Under the terms of the Reorganization Agreement, each BNC stockholder became entitled to receive one share of the Common Stock of the Corporation for each share of BNC Common Stock owned and one share of the Class A Stock of the Corporation for each share of BNC Class A Common Stock owned and each option or warrant to acquire shares of BNC stock became an identical option or warrant to purchase the same number of shares of the same class of the Corporation's stock at the same price.

         Under the Reorganization Agreement, BOT retained its ownership to a Benihana restaurant in Honolulu, Hawaii (the "Honolulu Restaurant") and all rights to the Marks and related intellectual property outside the Territory. The Corporation also granted to BOT a perpetual license to operate the Honolulu Restaurant and an exclusive license to own and operate Benihana restaurants in Hawaii (the "Hawaiian Restaurants"). This license is royalty free with respect to any Hawaiian Restaurant beneficially owned by Mr. Aoki. The Corporation has a right of first refusal to purchase any Hawaiian Restaurant or any joint venture or sublicensing thereof proposed to be made by BOT with an unaffiliated third party; and, in the event any Hawaiian Restaurant is sold, sublicensed or transferred to a third party not affiliated with Mr. Aoki, the Corporation will be entitled to receive royalties from such restaurant equal to 6% of gross revenues.

         At the time of the Reorganization, the Corporation entered into employment agreements with each of Rocky H. Aoki and Joel Schwartz providing for their services as the Corporation's Chairman of the Board and President, respectively. Each employment agreement has an initial term expiring 5 years and the base salary of Messrs. Aoki and Schwartz shall be $350,000 and $230,000, per annum, respectively. See "Executive Compensation."

         BOT and BNC entered into an agreement (terminated in connection with the Reorganization) (the "Services Agreement") that governed their previous business relationship. In general, the Services Agreement required BOT to provide BNC with certain administrative and management services (including office facilities and services, administration of certain insurance programs, and advertising services) and required BNC to reimburse BOT for the direct and indirect costs reasonably incurred by BOT in providing the same. Such services were provided only to the extent required by BNC. Pursuant to the Services Agreement, all transactions or other arrangements between the two companies (other than those covered by the License described above) were on terms at least as favorable to BNC as those that could have been negotiated with unrelated parties for comparable services or products. The Services Agreement further provided that BNC would not be required to make loans to BOT or assume any liability with respect to guarantees for the benefit of BOT or any BOT affiliate and that BOT will not be required to make any loans or advances to, or guarantees for the benefit of the Corporation.

         BNC and an affiliate of BOT were parties to a management agreement pursuant to which BNC provided certain managerial services with respect to a Benihana restaurant owned by such subsidiary in London, England. BNC and such subsidiary terminated this management agreements as of January 5, 1992, as of which date approximately $410,000 was due and payable to the Corporation pursuant to the terms of the agreement. BNC has received a note from BOT providing for the payment of this amount over a 10-year period in equal monthly installments, together with interest thereon at the rate of 8% per annum. As of March 31, 1996 approximately $266,000 of the principal balance remained outstanding under such note.

         Effective July 1, 1992, BOT and BNC licensed a computer software program from Coconut Code, Inc. for use in performing certain accounting functions. The license requires BNC to pay an aggregate license fee of approximately $115,000 over a 48-month period commencing July 1, 1992. The license fee was paid in full as of March 31, 1996. Mr. John E. Abdo, a director of the Corporation, is the Chairman of the Board of Coconut Code, Inc. and beneficially owns approximately 33% of its common equity. Management believes that the terms of the license agreement are competitive for comparable computer software systems.

   PROPOSAL 2: APPROVAL OF ADOPTION OF THE 1996 CLASS A STOCK OPTION PLAN

         The Corporation's Board of Directors has unanimously adopted, submitted for stockholder approval, and recommended that the stockholders approve, a 1996 Class A Stock Option Plan (the "1996 Plan") for the issuance to employees and other providers of services to the Corporation (other than non-employee directors) of options to purchase an aggregate of 300,000 shares of the Corporation's Class A Stock. The Board of Directors believes approval of the adoption of the 1996 Plan to be in the best interests of the Corporation because it gives to the Corporation an increased supply of Options for compensation of personnel and the flexibility to grant Options to purchase Class A Stock.

         The existing 1994 Plan makes available Options to purchase 500,000 shares of Common Stock. As of March 31, 1996 Options had been granted under the 1994 Plan to purchase an aggregate of 10,000 shares of Common Stock and Options to purchase an additional 67,400 shares of Common Stock were outstanding under previous employee stock option plans of the Corporation. See "EXECUTIVE COMPENSATION - Stock Options." In addition, the Directors' Plan makes available Options to purchase 50,000 shares of Common Stock. As of March 31, 1996 Options had been granted under the Directors' Plan to purchase an aggregate of 15,000 shares of Common Stock. See "EXECUTIVE COMPENSATION - Directors Compensation."

         The Corporation's Stock Option Committee has made no determination as to who would receive the Options under the 1996 Plan and is reserving all of such Options for future grants.

Description of the 1996 Plan

         The following description of the 1996 Plan is qualified in its entirety by reference to the 1996 Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. Attention is particularly directed to the description therein of the prices, expiration dates and other material conditions upon which the options may be granted and exercised.

         Options granted under the 1996 Plan may either be Incentive Stock Option ("ISO's") pursuant to which the recipient receives certain tax benefits or non-ISO's. The 1996 Plan provides, among other things, that options may be granted to purchase shares of Class A Stock at a price per share fixed by the Board of Directors and, in the case of an ISO, at not less than the fair market value of the applicable class of the Corporation's Class A Stock on the date of option grant (110% of such fair market value in the case of optionees holding 10% or more of the combined voting rights of the Corporation's securities). For grants to officers or directors, the price will be the minimum price described in the preceding sentence.

         The Stock Option Committee may grant Options to such persons to purchase the number of shares as the Stock Option Committee may determine. As non-employee members of the Board, the members of the Stock Option Committee are ineligible to receive grants of options under the 1996 Plan. At the discretion of the Stock Option Committee, Options are for a term not to exceed 10 years. Options may be exercised by the payment in full in cash or by, with approval of the Stock Option Committee, payment of par value in cash with a note for the balance or in exchange for previously issued shares the Corporation of Class A Stock valued, for this purpose an its market value at the time of exchange.

         All shares available under the 1996 Plan are subject to adjustments that may be made for a merger, recapitalization, stock dividend, stock split or other similar change affecting the number of outstanding shares of Class A Stock. Shares subject to an option that lapses, terminates or is forfeited will be available for future options or awards.

         The Board of Directors may at any time amend, suspend, or discontinue the 1996 Plan; provided that certain amendments may not be made by the Board of Directors without approval of the stockholders. Amendments may not alter an outstanding option without the consent of the optionee.

Federal Income Tax Consequences

         Under the present Internal Revenue Code the Federal income tax consequences of the grant and exercise of options to purchase shares of the Corporation's Class A Stock under the 1996 Plan, and the sale of such shares, will depend upon whether or not the option is an ISO. No tax is imposed on the grantee, and no deduction is available to the Corporation, at the time of grant of an option. Upon the exercise of an option (other than an ISO), generally the grantee will be treated as receiving compensation (and the Corporation will be entitled to a deduction) equal to the excess of the fair market value of the related shares at the time of exercise over the exercise price. If shares of the Class A Stock are delivered by the optionee in exercise of an option (other than an ISO), no amount will be includable in the optionee's gross income with respect to the number of shares received, up to the number delivered, and the optionee's basis in the number of shares so acquired will be the same as the optionee's basis in the number of shares delivered; the fair market value of any additional shares so received will be includable in the optionee's gross income and this amount will become the basis for those shares. According to proposed regulations issued by the Internal Revenue Service, the fair market value of any additional shares received upon the exercise of an ISO by delivery of shares of the Corporation's Class A Stock would not be includable in the optionee's gross income and the optionee's basis for such additional shares will be zero. Finally, a corporate insider subject to the six-month period described in Section 16(b) of the Securities Exchange Act of 1934 may postpone the realization of income from an exercise until six months after the exercise, with the amount includable in the optionee's gross income determined at the end of the six months period, by not electing to have the amounts includable in the optionee's gross income determined the time of exercise.

         Although an individual can receive an unlimited number of ISO's during any calendar year, the aggregate fair market value (determined at time of option grant) of the stock with respect to which ISO's first become exercisable during any calendar year (under all of the Corporation's Plans) cannot exceed $100,000 per individual. An optionee will not realize taxable income for federal income tax purposes upon the exercise of an ISO (but such exercise may subject such optionee to the alternate minimum tax) provided the optionee does not dispose of the shares acquired upon the exercise within two years from the date of grant or within one year from the date of exercise. If these conditions are met, the Corporation will not be entitled to a deduction in connection with the grant or the exercise of the option.

         The net capital gain realized on the resale or disposition of the shares is subject to tax at the same rate as ordinary income, except that an individual's net capital gains will be subject to a maximum tax rate of 28%. If the optionee disposes of the shares within the two or one year periods mentioned above, the optionee will realize taxable ordinary income in an amount equal to any excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition, if less) over the option price, and the Corporation will be allowed a corresponding deduction as in the case of a non-ISO.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE ADOPTION OF THE 1996 CLASS A STOCK OPTION PLAN



         PROPOSAL 3:  RATIFICATION OF DELOITTE & TOUCHE LLP AS ACCOUNTANTS

         The firm of Deloitte & Touche LLP, or its predecessor Touche Ross & Co., has audited the financial statements of the Corporation and its predecessor since its formation in 1982 and the Board of Directors desires to continue the services of that firm for the current fiscal year ending March 30, 1997. The affirmative vote of a majority of the votes cast on the proposal at the Meeting is required to ratify such appointment. This vote is not required by the Corporation's Certificate of Incorporation or By-Laws. However, the Board of Directors will appoint other independent public accountants if the appointment of Deloitte & Touche LLP is not approved by a majority of the votes of the shares represented and voting thereon at the Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she wishes and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

          PROPOSAL 4:  STOCKHOLDER PROPOSAL RELATING TO RECAPITALIZATION

         James K. Swofford, Box 391, Benton, Illinois 62812, a holder of Common Stock or Class A Stock having a value of at least $1,000, has stated his intention to submit the following proposal for consideration at the Annual Meeting of Stockholders. The proposal and supporting statement, which the Board of Directors and the Corporation oppose, are set forth below.

                           "RESOLVED  that  the  Stockholders  of  New  Benihana
                  recommend that the Board of Directors take the necessary steps to eliminate the two classes of Common Stock in the Corporation and combine the two classes into one."

                  SUPPORTING STATEMENTS:

                           "There is basically no difference between the Common
                  Stock and the Class A Common Stock except for voting rights."

                           "The Corporation's Common Stock is convertible into
                  Class A Common Stock on a one-for-one basis."

                           "The Corporation  would save both time and expense by
                  having only one type of Common Stock; both stocks are $.10 par value and there should be less recordkeeping paperwork and answering questions involved if the two were combined."

                           "The Corporation and ultimately the shareholders gain
                  nothing by having two classes of Common Stock and combining them would simplify matters for everyone."

                           "If you agree, please mark your proxy for this
                  Resolution."


                       BOARD OF DIRECTORS RECOMMENDATION


         THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

         The common equity of the Corporation has consisted of two classes of Common Stock since 1987. Shares of both classes represent identical equity interests in the Corporation, except that shares of the Class A Stock possess 1/10 vote with respect to most matters as to which shares of the Common Stock and Class A Stock are entitled to vote. In addition, holders of the Class A Stock vote separately as a class to elect 25% of the Corporation's Board of Directors.

         The Corporation notes that no additional recordkeeping, paperwork or responding to questions (or related time and expense) is incurred in maintaining the Corporation's existing capital structure and accordingly, no savings would result to the Corporation from the elimination of this capital structure.

         Further, the Board of Directors believes that the elimination of this dual class capital structure would eliminate a valuable and flexible financing tool possessed by the Corporation. In certain circumstances, the dual class capitalization permits acquisitions for equity securities (rather than for cash or indebtedness) and the raising of equity capital, in each case without significantly affecting the existing voting control of the Corporation or the stability of the Corporation's plans and policies. In fact, the Corporation was able to raise approximately $7 million in equity financing in 1987 through the offering of shares of the Class A Stock, a warrant to purchase shares of Class A Stock was issued in connection with the Corporation's favorable 1989 restructuring of its senior bank debt and, in 1995, the Corporation completed the combination of the United States operations of Benihana of Tokyo, Inc. with the Corporation's predecessor, Benihana National Corp., in part through the reservation for issuance of shares of Class A Stock. In addition, the 1996 Plan being recommended by the Board of Directors for stockholder approval at the meeting (Proposal 2 herein) is based on the availability of Class A Stock.

         Finally, stockholders should note that the stockholder proposal, if adopted, merely constitutes a recommendation to the Board of Directors to eliminate the Corporation's existing capital structure and will not operate, by itself, to cause such elimination. Any decision to revise the Corporation's capital structure remains the responsibility of the Board of Directors, subject to stockholder approval at a subsequent meeting of stockholders, in accordance with its responsibility to maximize the value of the Corporation in the best interests of all stockholders.

         FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.



                              ANNUAL REPORT

         The Corporation's 1996 Annual Report is being mailed to stockholders contemporaneously herewith.


                           STOCKHOLDER PROPOSALS

         Stockholder proposals which are intended for inclusion in the Corporation's Proxy Statement for the Meeting to be held in 1997 should be addressed to the Assistant Secretary of the Corporation at 8685 Northwest 53rd Terrace, Miami, Florida 33166, and must be received no later than February 13, 1997.


                         PROXY STATEMENT EXPENSES

         Proxies will be solicited by mail. Certain officers and regular employees of the Corporation may solicit the return of proxies by telephone, telegraph or personal interview. No such officers and regular employees of the Corporation will receive additional compensation for their soliciting efforts. Brokerage houses will be requested to forward the soliciting materials to beneficial owners. The expenses in connection with the solicitation of the accompanying forms of proxy, including the cost of preparing, printing and mailing the Notice of Meeting, Proxy Statement and forms of proxy either have been or will be borne by the Corporation.


                                 FORM 10-K

         THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH STOCKHOLDER, UPON WRITTEN REQUEST DIRECTED TO JUAN GARCIA, ASSISTANT SECRETARY, AT 8685 NORTHWEST 53RD TERRACE, MIAMI, FLORIDA 33166, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENT AND THE SCHEDULES THERETO) FOR THE FISCAL YEAR ENDED MARCH 31, 1996.


Dated:  June 12, 1996                      Order of the Board of Directors



                                           ----------------------------------
                                           By: Darwin C. Dornbush, Secretary

                                BENIHANA INC.

                             Class A Common Stock



              Proxy - For the Annual Meeting of  Stockholders - July 19, 1996.

         This Proxy is solicited on behalf of the Board of Directors.

         The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Rocky H. Aoki, Joel A. Schwartz and Darwin
C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Class A Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 19, 1996 at 10:00 A.M. at the Benihana Restaurant, 8727 S. Dixie Highway, Miami, Florida 33143, and any adjournments thereof on all matters coming before said meeting.

         In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is in accordance with the recommendations of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR Proposals 1 and 2 and 3 AGAINST Proposal 4.
                                          -----
For each proposal, mark one box / X / in blue or black ink.

         Proposal 1.  Election of Directors.

         FOR THE NOMINEE                             WITHHOLD AUTHORITY

         Robert B. Greenberg
         Class I Director

                  o                                          o

         Proposal 2.  Approval of the adoption of the 1996 Plan.


              FOR              AGAINST             ABSTAIN


               o                  o                    o

         Proposal 3. Ratification of Deloitte & Touche LLP as Accountants.


              FOR              AGAINST             ABSTAIN


               o                  o                    o

         Proposal 4. Stockholder Proposal to recommend to the Board of Directors that the Corporation's two classes of Common Stock be combined into a single class.


              FOR              AGAINST             ABSTAIN

               o                  o                    o



Please sign here exactly as your name(s) appear(s) on this Proxy.

- ----------------------------------------------------------------
(Signature)

- ----------------------------------------------------------------
(Signature)



                                      Dated:____________________________



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                                 BENIHANA INC.

                                 Common Stock



              Proxy - For the Annual Meeting of  Stockholders - July 19, 1996.

          This Proxy is solicited on behalf of the Board of Directors.

          The undersigned stockholder of BENIHANA INC., revoking any previous proxy for such stock, hereby appoints Rocky H. Aoki, Joel A. Schwartz and Darwin
C. Dornbush, or any one of them, the attorneys and proxies of the undersigned, with full power of substitution, and hereby authorizes them to vote all shares of Common Stock of BENIHANA INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on July 19, 1996 at 10:00 A.M. at the Benihana Restaurant, 8727 S. Dixie Highway, Miami, Florida 33143, and any adjournments thereof on all matters coming before said meeting.

          In the event no contrary instructions are indicated by the undersigned stockholder, the proxies designated hereby are authorized to vote the shares as to which the proxy is given in accordance with the recommendation of the Board of Directors set forth on this card.

The Board of Directors Recommends a Vote FOR Proposals 1 and 2 and 3 AGAINST Proposal 4.
                                          ----
For each proposal, mark one box / X / in blue or black ink.

         Proposal 1.  Election of Directors.

         FOR THE NOMINEE                    WITHHOLD AUTHORITY

         Taka Yoshimoto -
         Class I Director

                 o                                  o

         Darwin C. Dornbush-
         Class III Director

                 o                                  o

         Proposal 2.  Approval of the adoption of the 1996 Plan.


              FOR                   AGAINST              ABSTAIN


               o                       o                    o

         Proposal 3. Ratification of Deloitte & Touche LLP as Accountants.


              FOR                   AGAINST              ABSTAIN


               o                       o                    o

         Proposal 4. Stockholder Proposal to recommend to the Board of Directors that the Corporation's two classes of Common Stock be combined into a single class.


              FOR                   AGAINST             ABSTAIN

               o                       o                    o

Please sign here exactly as your name(s) appear(s) on this Proxy.

- ----------------------------------------------------------------
(Signature)

- ----------------------------------------------------------------
(Signature)



                              Dated:____________________________



If signing for an estate, trust or corporation, title or capacity should be stated. If shares are held jointly, each holder should sign. If a partnership, sign in partnership name by authorized person.

                                                                     Exhibit A

















                                 BENIHANA INC.

                         1996 CLASS A STOCK OPTION PLAN























                          Adopted by Board of Directors
                                    Effective
                                  May 23, 1996

                            BENIHANA INC.
                    1996 CLASS A STOCK OPTION PLAN



                  1.       The Plan.   This 1996 Class A Stock Option Plan
(the "Plan") is intended to encourage ownership of stock of Benihana Inc. (the "Corporation") by specified employees of the Corporation and its subsidiaries and to provide additional incentive for them to promote the success of the business of the Corporation.

                  2. Stock Subject to the Plan. Subject to the provisions of Paragraph 14 hereof, the total number of shares of Class A Common Stock, par value $.10 per share, of the Corporation (the "Stock") which may be issued pursuant to Incentive Stock Options (as hereinafter defined) and non-incentive stock options granted under the Plan (the "Options") shall be 300,000. Such shares of Stock may be, in whole or in part, either authorized and unissued shares or treasury shares as the Board of Directors of the Corporation (the "Board") shall from time to time determine. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) again be available for Options under the Plan.

                  3. Administration of the Plan. The Plan shall be administered in all respects by a committee (the "Committee") composed of at least two non-employee members of the Board who are designated by the Board, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission, as the same (or any successor regulation thereto) may be in effect from time to time, which Committee shall have plenary authority, in its discretion, to determine the employees of the Corporation and its subsidiaries to whom Options shall be granted ("Optionees"), the number of shares to be subject to each Option (subject to the provisions of Paragraph 2) and the terms of each Option. The Committee shall also have plenary authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind any rules and regulations relating to the Plan and to take such other action in connection with the Plan as it deems necessary or advisable. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted thereunder shall be final, and no member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

                  4. Employees Eligible for Options. All employees of the Corporation or its subsidiaries, including all employees who are also directors of the Corporation, and all employees of the Corporation's affiliate, Benihana of Tokyo, Inc. In making the determination as to employees to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective employees, their present and potential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

                  5. Term of Plan. The Plan shall terminate on, and no Options shall be granted after, May 22, 2006, provided that the Board may at any time terminate the Plan prior thereto.


                  6. Maximum Option Grant. With respect to Options which are intended to qualify as Incentive Stock Options, the aggregate fair market value (determined as of the time the Option is granted) of the Stock with respect to which ISO's granted to any employee (whether under this Plan or under any other stock option plan of the Corporation) become exercisable for the first time in any year may not exceed $100,000. The number of shares of Stock for which any employee may be granted Options under the Plan not treated as Incentive Stock Options shall be unlimited.

                  7. Option Price. Each Option shall state the option price, which shall be, in the case of Incentive Stock Options, not less than 100% of the fair market value of the Stock on the date of the granting of the Option, nor less than 110% in the case of an Incentive Stock Option granted to an individual who, at the time the Option is granted, is a 10% Holder (as hereinafter defined). The fair market value of shares of Stock shall be determined by the Committee and shall be the mean between the high bid and low asked prices of the Stock on the date of the granting of the Option as reported by the National Quotation Bureau, Inc. or any similar organization.

                  8. Term of Options. The term of each Option shall be for a maximum of ten years from the date of granting thereof, and a maximum of five years in the case of an Incentive Stock Option granted to a 10% Holder, but may be for a lesser period or be subject to earlier termination as hereinafter provided.

                  9.       Exercise of Options.

                           (a)  An Option may be exercised from time to time
as to any part or all of the Stock to which the Optionee shall then be entitled subject to any vesting schedule which may be set by the Committee at the time such Option is granted; provided, however, that an Option may not be exercised
(A) as to less than 100 Shares at any time (or for the remaining Shares then purchasable under the Option, if less than 100 Shares), (B) prior to the expiration of six months from date of grant except in the case of the death or disability of the Optionee, and (C) unless the Optionee shall have been in the continuous employ of the Corporation or its subsidiaries from the date of the granting of the Option to the date of its exercise, except as provided in Paragraphs 12 and 13. The purchase price of the Stock issuable upon exercise of an Option shall be paid in full at the time of the exercise thereof (i) in cash,
(ii) by the transfer to the Corporation of shares of its Stock with a fair market value (as determined by the Committee) equal to the purchase price of the Stock issuable upon exercise of such Option, or (iii) by delivery of cash and a note as set forth in Subparagraph (b) below; provided, however, that payment as set forth in clauses (ii) and (iii) are subject to approval by the Committee in its sole discretion. The holder of an Option shall not have any rights as a stockholder with respect to the Stock issuable upon exercise of an Option until certificates for such Stock shall have been delivered to him after the exercise of the Option.

                           (b)  The Committee may, in its sole discretion,
determine with respect to any Option that it shall provide that the optionee shall be entitled to pay for the shares purchased upon exercise of the option upon the following terms and conditions:

                               (i)  The price per share will be payable in
         cash at least equal to the par value of the Stock covered by such Option and the remainder with a promissory note (the "Note"), in form satisfactory to counsel to the Corporation. The Note will mature and be payable no later than on the tenth anniversary of the exercise date and shall bear interest and be payable at such time or times as the Committee may determine. The Optionee will have the right to prepay at any time the entire, and from time to time any portion of, the unpaid principal of the Note. No prepayment shall in any way obligate the Corporation to forgive or accelerate the forgiveness of any portion of the Note.

                              (ii) As part of its compensation program, the Corporation may forgive on each annual anniversary of the exercise date not less than 5% of the purchase price (but not accrued interest) by crediting such amount against the principal of the Note (or will pay the optionee such percentage of the purchase price in the event of prepayment by the optionee) if, and only if, the Optionee is on such date, and has at all times during the preceding twelve months been, an active or retired employee of the Corporation or subsidiary corporation of the Corporation. If an Optionee disposes of any of the shares acquired upon exercise of any option granted in accordance with this Subparagraph 9(b), the amount of any forgiveness on each subsequent anniversary shall be reduced proportionately.

                             (iii) Whenever in the judgment of the Committee, the profitability and financial and other conditions of the Corporation are such as to justify such action, the Committee may increase or accelerate to such date as it shall determine the forgiveness of all or any portions of the Note. Such action is discretionary and is not required regardless of the Corporation's financial condition or the optionee's performance. Accrued interest if due on any portion of the Note so forgiven shall be payable on the date to which forgiveness is accelerated.

                              (iv) Upon the termination of employment of an Optionee for any reason whatsoever, other than death, disability, or retirement, the entire unpaid balance due on the Note shall become and be immediately due and payable, with accrued interest, on the sixtieth day after such termination. Upon the termination of employment of an Optionee by reason of death, disability, or retirement, the payment terms of the Note shall not accelerate and the Note shall remain the obligation of the Optionee or the Optionee's estate.

                       (v) The Committee may, in its discretion, require the Optionee to pledge the Stock acquired through exercise of the Option as security for repayment of the Note.

                  10. Non-transferability of Options. Except as provided in the following sentence, an Option shall not be transferable otherwise than by will or the laws of descent and distribution and is exercisable during the lifetime of the employee only by him or his guardian or legal representative.
The Committee shall have discretionary authority to grant Options which will be transferrable to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. A transferred Option shall be subject to all of the same terms and conditions as if such Option had not been transferred.

                  11. Form of Option. Each Option granted pursuant to the Plan shall be evidenced by an agreement (the "Option Agreement") which shall clearly identify the status of the Options granted thereunder (i.e., whether an Incentive Stock Option or non-incentive stock option) and which shall be in such form as the Committee shall from time to time approve. The Option Agreement shall comply in all respects with the terms and conditions of the Plan and may contain such additional provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable.

                  12. Termination of Employment. In the event that the employment of an Optionee shall be terminated (otherwise than by reason of death), such Option shall be exercisable (to the extent that such Option was exercisable at the time of termination of his employment) at any time prior to the expiration of a period of time not exceeding three months after such termination, but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted. Nothing in the Plan or in the Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Corporation or its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate or otherwise modify the terms of Optionee's employment, provided, however, that a change in Optionee's duties or position shall not affect such Optionee's Option so long as such Optionee is still an employee of the Corporation or its subsidiaries.

                  13. Death of Optionee. In the event of the death of an Optionee, any unexercised portion of this Option shall be exercisable (to the extent that such Option was exercisable at the time of his death) at any time prior to the expiration of a period not exceeding three months after his death (or, in the case of an Option which is not an Incentive Stock Option, three months after the appointment and qualification of Optionees legal representative) but not more than ten years (five years in the case of an Incentive Stock Option granted to a 10% Holder) after the date on which such Option shall have been granted and only by such person or persons to whom such deceased Optionee's rights



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shall pass under such Optionee's will or by the laws of descent and distribution.

                  14. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations, the number and class of shares or the amount of cash or other assets or securities available upon the exercise of any Option granted hereunder, the exercise price therefor, the maximum number of Shares as to which Options may be granted to an employee and the total number of shares which may be issued upon exercise of Options under this Plan shall be correspondingly adjusted, to the end that the Optionee's proportionate interest in the Corporation, any successor thereto or in the cash, assets or other securities into which Shares are converted or exchanged, and the cost thereof, shall be maintained to the same extent, as near as may be practicable, as immediately before the occurrence of any such event. All references in this Plan to "Stock" from and after the occurrence of such event shall be deemed for all purposes of this Plan to refer to such other class of shares or securities issuable upon the exercise of Options granted pursuant hereto.

                  15. Shareholder Approval. This Plan is subject to and no Options shall be exercisable hereunder until after the approval of this Plan by the holders of a majority of the Common Stock and Class A Common Stock of the Corporation voting together as a single class (with the holders of shares of Class A Common Stock having 1/10 vote per share) at a duly held meeting of the stockholders of the Corporation within twelve months after the date of the adoption of the Plan by the Board.

                  16. Amendment of the Plan. The Board shall have complete power and authority to modify or amend the Plan (including the form of Option Agreement) from time to time in such respects as it shall deem advisable; provided, however, that the Board shall not, without the approval of the votes represented by a majority of the votes represented by the outstanding common voting equity of the Corporation present or represented at a meeting duly held in accordance with the applicable laws of the Corporation's jurisdiction of incorporation and entitled to vote at a meeting of stockholders or by the written consent of shareholders owning stock representing a majority of the votes of the Corporation's outstanding stock, (i) increase the maximum number of shares which in the aggregate are subject to Options under the Plan



                                - 6 -

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(except as provided by  Paragraph  14),  (ii) extend the term of the Plan or the period during which Options may be granted or exercised, (iii) reduce the Option price, in the case of Incentive Stock Options, below 100% (110% in the case of an Incentive Stock Option granted to a 10% Holder) of the fair market value of the Stock issuance upon exercise of Options at the time of the granting thereof, other than to change the manner of determining the fair market value thereof,
(iv) materially increase the benefits accruing to participants under the Plan, or (v) modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan shall, without the consent of the individual Optionee, adversely affect the rights of such Optionee under an Option theretofore granted to him or under such Optionee's Option Agreement.

                  17. Taxes. The Corporation may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any Options granted under the Plan. The Corporation may further require notification from the Optionees upon any disposition of Stock acquired pursuant to the exercise of Options granted hereunder.

                  18. Code References and Definitions. Whenever reference is made in this Plan to a section of the Internal Revenue Code, the reference shall be to said section as it is now in force or as it may hereafter be amended by any amendment which is applicable to this Plan. The term "subsidiary" shall have the meaning given to the term "subsidiary corporation" by Section 425(f) of the Internal Revenue Code. The terms "Incentive Stock Option" and "ISO" shall have the meanings given to them by Section 422A of the Internal Revenue Code. The term "10% Holder" shall mean any person who, for purpose of Section 422A of the Internal Revenue Code owns more than 10% of the total combined voting power of all classes of stock of the employer corporation or of any subsidiary corporation.




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